                                                                   Exhibit .4.14

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                        WESTERN MICRO TECHNOLOGY, INC.

                         COMMON STOCK PURCHASE WARRANT

CSW-__

     This certifies that, for the twelve and one-half cents ($0.125) per share purchase price, receipt of which is hereby acknowledged, WESTERN MICRO TECHNOLOGY, INC., a Delaware corporation (the "Company"), grants to ________________, (the "Warrantholder"), the right to subscribe for and purchase from the Company _______ (________) validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the purchase price per share of $9.6875 (the "Exercise Price"), exercisable at any time and from time to time during the period (the "Exercise Period") commencing on the date hereof and ending on the fifth anniversary of the date hereof, all subject to the terms, conditions and adjustments herein set forth.

     1.   Duration and Exercise of Warrant; Payment of Taxes; Information.
          ---------------------------------------------------------------

     1.1  Duration and Exercise of Warrant.
          --------------------------------

     (a)  Cash Exercise.  This Warrant may be exercised by the Warrantholder by
          -------------
(i) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within ten (10) days, thereafter. The stock certificate or certificates so delivered shall be in denominations of one hundred (100) shares each or such lesser or greater denominations as may be reasonably specified by the Warrantholder in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     (b)  Net Issue Exercise.  In lieu of exercising this Warrant pursuant to
          ------------------
Section 1.1(a), this Warrant may be exercised by the Warrantholder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to Warrantholder a number of shares of the Company's Common Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

                                  X = Y(A-B)
                                      ------
                                        A

Where:

     X = the number of shares of Common Stock to be issued to Warrantholder under this Section 1.1(b);

     Y = the number of shares of Common Stock otherwise purchasable under this Warrant (at the date of such calculation) or, if only a portion of this Warrant is being exercised, the number of Warrant Shares being exercised;

     A = the Current Market Price of one share of the Company's Common Stock (at the date of such calculation); and

     B =  the Exercise Price (as adjusted to the date of such calculation).

     (c)  Current Market Price.  For purposes of Section 1.1(b), Current Market
          --------------------
Price of one share of the Company's Common Stock shall mean:

          (i) the average of the daily closing prices per share of the Company's Common Stock on the principal national securities exchange or on The Nasdaq Stock Market's ("Nasdaq") National Market, on which the Common Stock is listed or admitted to trading, for the five (5) business days before the day in question, or

          (ii) if not listed or traded on any such exchange or market, the average of the last reported sale price per share on the Nasdaq SmallCap Market for the five (5) business days before the day in question, or

          (iii) if not listed or traded on any such exchange or Nasdaq, the average of the bid and asked prices per share as reported in the "pink sheets" published by the National Quotation Bureau, Inc. for the five (5) business days before the day in question, or

          (iv) if such quotations are not available, the fair market value per share of the Company's Common Stock on the date such notice was received by the Company as reasonably determined by the Board of Directors of the Company.

     1.2  Payment of Taxes.  The issuance of certificates for Warrant Shares
          ----------------
shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder
                                       -----------------
shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     1.3  Information.  Upon receipt of a written request from the
          -----------
Warrantholder, the Company agrees to deliver promptly to such Warrantholder a copy of its current publicly available financial statements and to provide such other publicly available information concerning the business and operations of the Company as such Warrantholder may reasonably request in order to assist the Warrantholder in evaluating the merits and risks of exercising the Warrant and to make an informed investment decision in connection with such exercise.

     2.   Restrictions on Transfer; Restrictive Legends.
          ---------------------------------------------

     2.1  Restrictions on Transfer; Compliance with Securities Laws.  This
          ---------------------------------------------------------
Warrant and the Warrant Shares issued upon the exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Warrantholder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     2.2  Restrictive Legends.  This Warrant shall (and each Warrant issued in
          -------------------
substitution for this Warrant pursuant to Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

     "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of this Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a stock certificate for Warrant Shares without a legend if (i) such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) or (ii) the Warrantholder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Shares.

     3.   Reservation of Shares, Etc.
          ---------------------------

     The Company covenants and agrees that all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes (in accordance with Section 1.2 above), liens, security interests, charges and other encumbrances with respect to the issue thereof. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and will, at its expense, upon each such reservation of shares, procure such listing of such shares of Common Stock (subject to issuance or notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed or on Nasdaq if listed thereon.

     4.   Exchange, Loss or Destruction of Warrant.
          ----------------------------------------

     Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     5.   Ownership of Warrant.
          --------------------

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

     6.   Certain Adjustments.
          -------------------

     6.1  Adjustments in Number of Warrant Shares and in Exercise Price.  The
          -------------------------------------------------------------
number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

     (a)  Stock Dividends.  If at any time prior to the exercise of this Warrant
          ---------------
in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or other distribution with respect to the Common Stock payable in securities or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution, or immediately after the effective date of subdivision or split-up, as the case may be, the securities to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock and other securities (if any) that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

     (b)  Combination of Stock.  If at any time prior to the exercise of this
          --------------------
Warrant in full the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

     (c)  Reorganization, etc.  If at any time prior to the exercise of this
          --------------------
Warrant in full any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorgani zation, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

     (d)  Fractional Shares. No fractional shares of Common Stock or scrip shall
          -----------------
be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price per share of Common Stock.

     (e)  Carryover.  Notwithstanding any other provision of this Section 6, no
          ---------
adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

     (f)  Exercise Price Adjustment.  Whenever the number of Warrant Shares
          -------------------------
purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     (g)  No Duplicate Adjustments.  Notwithstanding anything else to the
          ------------------------
contrary contained herein, in no event will an adjustment be made under the provisions of this Section 6 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this Section 6 is made by the Company for any such event to the number of shares of Common Stock (or other securities) issuable upon exercise of this Warrant.

     6.2  No Adjustment for Dividends.  Except as provided in Section 6.1, no
          ---------------------------
adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

     6.3  Notice of Adjustment.  Whenever the number of Warrant Shares or the
          --------------------
Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     7.   Notices of Corporate Action.
          ---------------------------

     In the event of

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Change of Control, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up and (iii) that in the event of a Change of Control, this Warrants is exercisable immediately prior to the consummation of such Change of Control. Such notice shall be mailed at least 20 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivisions (i) or (ii).

     8.   Definitions.
          -----------

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Business Day:  any day other than a Saturday, Sunday or a day on which
     ------------
national banks are authorized by law to close in the City of New York, State of New York.

     Change of Control:  shall mean (i) a sale, conveyance, exchange or transfer
     -----------------
of all or substantially all of the property and assets of the Company, (ii) the sale of all or substantially all of the capital stock of the Company or the merger or consolidation of the Company into or with any other corporation or an affiliate thereof (except if such merger or consolidation does not result in the transfer of more than fifty percent (50%) of the voting securities of the Company or if such merger or consolidation is effected solely to change the Company's jurisdiction of incorporation); or (iii) any sale or transfer of any capital stock of the Company, following which fifty-one percent (51%) of the combined voting power of the Company becomes beneficially owned by one person or group acting together. For purposes of this definition, "group" shall have the meaning as such term is used in section 13(d)(1) of the Exchange Act.

     Commission:  the Securities and Exchange Commission or any other federal
     ----------
agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     Company:  Western Micro Technology, Inc., a Delaware corporation.
     -------

     Convertible Securities:  securities by their terms convertible into or
     ----------------------
exchangeable for Common Stock.

     Exchange Act:  the Securities Exchange Act of 1934, as amended, or any
     ------------
successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

     Exercise Form:  an Exercise Form in the form annexed hereto as Exhibit A.
     -------------

     Exercise Price:  the meaning specified on the cover of this Warrant, as
     --------------
such price may be adjusted pursuant to Section 6 hereof.

     Nasdaq:  the meaning specified in Section 1.1(c)(i).
     ------

     Related Rights:  options or warrants to purchase or rights to subscribe for
     --------------
securities by their terms convertible into or exchangeable for Common Stock.

     Rights:  options or warrants to purchase or rights to subscribe for Common
     ------
Stock.

     Securities:  Convertible Securities, Rights and Related Rights.
     ----------

     Securities Act:  the Securities Act of 1933, as amended, or any successor
     --------------
federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

     Warrantholder:  the meaning specified on the cover of this Warrant.
     -------------

     Warrant Shares:  the meaning specified on the cover of this Warrant,
     --------------
subject to the provisions of Section 6.

     9.   Miscellaneous.
          -------------

     9.1  Entire Agreement.  This Warrant constitutes the entire agreement
          ----------------
between the Company and the Warrantholder with respect to this Warrant.

     9.2  Binding Effects; Benefits.  This Warrant shall inure to the benefit of
          -------------------------
and shall be binding upon the Company and the Warrantholder and their respective successors. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     9.3  Amendments and Waivers.  This Warrant may not be modified or amended
          ----------------------
except by an instrument or instruments in writing signed by the Company and the Warrantholder. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     9.4  Section and Other Headings.  The section and other headings contained
          --------------------------
in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     9.5  Further Assurances.  Each of the Company and the Warrantholder shall
          ------------------
do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

     9.6  Notices.  All notices and other communications required or permitted
          -------
to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

     (a)  if to the Company, addressed to:

          Western Micro Technology, Inc.
          254 East Hacienda Avenue
          Campbell, California 95008
          Attention: Chief Financial Officer
          Telefax: (800) 725-5496

     (b) if to the Warrantholder, to the address set forth on the Company's register.

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

     9.7  Separability.  Any term or provision of this Warrant which is invalid
          ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     9.8  Governing Law.  This Warrant shall be deemed to be a contract made
          -------------
under the laws of the State of New York.

     9.9  No Rights or Liabilities as Shareholder.  Nothing contained in this
          ---------------------------------------
Warrant shall be deemed to confer upon the Warrantholder any rights as a shareholder of the Company or to impose any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or shareholders of the Company or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

     Dated:  September 19, 1997.


                                              WESTERN MICRO TECHNOLOGY, INC.



                                              By________________________________
                                                     James W. Dorst
                                                  Chief Financial Officer

                                                                       Exhibit A
                                                                       ---------


                                 EXERCISE FORM
                                 -------------

                (To be executed upon exercise of this Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and (check one):


     [_] herewith tenders payment for _______ of the Warrant Shares to the order of WESTERN MICRO TECHNOLOGY, INC. in the amount of $_________ in accordance with the terms of this Warrant; or

     [_] herewith tenders this Warrant for _______ Warrant Shares pursuant to the Net Issue Exercise provisions of Section 1.1(b) of this Warrant.

The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

     In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     Dated:  ___________________.


                                            ____________________________________
                                                        (Signature)

                                            ____________________________________
                                                       (Print Name)

                                            ____________________________________
                                                     (Street Address)

                                            ____________________________________
                                            (City)       (State)      (Zip Code)

     If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.